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                                                                  EXHIBIT 2.5

           FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
      STATE OF NEVADA
        DEC 22 1997
      NO.
          ----------
        DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


                             CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION OF
                           PITTS & SPITTS OF TEXAS, INC.

     We, the undersigned, John Christensen, President, and W. Arthur Lindsay, Secretary, a Nevada corporation ("the Corporation"), do hereby certify:

                                          I

          Pursuant to Section 78.315 of the Nevada Revised Statutes, the Board of Directors of the Corporation by their Unanimous Written Consent, dated December 5, 1997, adopted a resolution to amend the Corporation's Articles of Incorporation as follows:


          Article I is hereby amended to read as follows:

          The name of the Corporation is "Energy Drilling Industries, Inc."

                                          II

          That the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 22,517,060, and that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                       /s/ John Christensen
                                       ---------------------------------
                                       John Christensen, President


                                       /s/ W. Arthur Lindsay
                                       ---------------------------------
                                       W. Arthur Lindsay, Secretary



STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

     On the 10th day of December, 1997, personally appeared before me, a Notary Public, John Christensen, who acknowledged that he is the President of Pitts & Spitts of Texas, Inc. and that he is authorized to and did execute the above instrument.



                                       /s/ Gwen M. Vaughan
                                       ---------------------------------
                                       NOTARY PUBLIC

------------------------------------
[SEAL]        GWEN M. VAUGHAN
       NOTARY PUBLIC, STATE OF TEXAS
           MY COMMISSION EXPIRES
               FEB. 29, 2000
------------------------------------

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STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

     On the 10th day of December, 1997, personally appeared before me, a Notary Public, W. Arthur Lindsay, who acknowledged that he is the Secretary of Pitts & Spitts of Texas, Inc. and that he is authorized to and did execute the above instrument.

                                       /s/ Gwen M. Vaughan
                                       ---------------------------------
                                       NOTARY PUBLIC

------------------------------------
[SEAL]        GWEN M. VAUGHAN
       NOTARY PUBLIC, STATE OF TEXAS
           MY COMMISSION EXPIRES
               FEB. 29, 2000
------------------------------------